                                                                     EXHIBIT (M)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1996-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBA6
                      Class B Certificate CUSIP #25466KBB4


Trust Distribution Date: June 15, 1998          Due Period Ending:  May 31, 1998

Pursuant to the Series Supplement dated as of April 30, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

          Series 1996-4                               Total        Interest      Principal
             Class A      31 days at 6.031250000%  $5.193576389  $5.193576389   $0.000000000

             Class B      31 days at 6.206250000%  $5.344270833  $5.344270833   $0.000000000

     2.   Principal Receivables at the end of the Due Period

      (a) Aggregate Investor Interest                       $17,270,975,009.33
          Seller Interest                                   $ 2,843,199,440.26

          Total Master Trust                                $20,114,174,449.59


      (b) Group One Investor Interest                       $14,720,975,009.33

      (c) Group Two Investor Interest                       $ 2,550,000,000.00

      (d) Series 1996-4 Investor Interest                   $ 1,052,632,000.00

      (e) Class A Investor Interest                         $ 1,000,000,000.00

          Class B Investor Interest                         $    52,632,000.00

     3.   Allocation of Receivables Collected During the Due Period

                                                      Finance Charge          Principal           Yield
                                                        Collections          Collections       Collections

      (a) Allocation of Collections between
          Investor and Seller

          Aggregate Investor Allocation               $294,123,203.14     $2,129,318,580.97        $0.00

          Seller:                                     $ 46,060,931.87     $  333,460,254.30        $0.00

      (b) Group One Allocation                        $251,021,873.23     $1,817,284,502.55        $0.00

      (c) Group Two Allocation                        $ 43,101,329.91     $  312,034,078.42        $0.00

      (d) Series 1996-4 Allocations                   $ 17,791,630.26     $  128,803,333.08        $0.00

      (e) Class A Allocations                         $ 16,907,151.51     $  122,400,108.11        $0.00

          Class B Allocations                         $    884,478.75     $    6,403,224.97        $0.00

     4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                           Deposits into the
                              SPFAs This        SPFA     Deposit Deficit    Investment
                              Due Period       Balance       Amount          Income
          Series 1996-4          $0.00          $0.00         0.00            $0.00

     5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                       Total Payments
                                     Amount Paid     Deficit Amount     Through This
                                   This Due Period   This Due Period     Due Period
          Series 1996-4                 $0.00           $0.00               $0.00

     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                        Deposits Into the
                                           SIFAs This
                                            Due Period              SIFA Balance
          Series 1996-4                   $5,474,856.05                    $0.00

     7.   Pool Factors
                                                                 This Due Period

          Class A                                                     1.00000000

          Class B                                                     1.00000000

     8.   Investor Charged-Off Amount

                                                                    Cumulative
                                                                      Investor
                                                                    Charged-Off
                                             This Due Period           Amount
      (a) Group One                          $107,249,256.78            $0.00

      (b) Group Two                          $ 18,415,070.92            $0.00

      (c) Series 1996-4                      $  7,601,485.48            $0.00

      (d) Class A                            $  7,223,591.36            $0.00

          Class B                            $    377,894.12            $0.00

     9.   Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-4                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

     10.  Reimbursement of Investor Losses This Due Period

                                                                   Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-4                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

     11.  Aggregate Amount of Unreimbursed Investor Losses

                                                                   Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-4                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

     12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

      (a) Group One                                           $24,750,236.10

      (b) Group Two                                           $ 4,250,000.00

      (c) Series 1996-4                                       $ 1,754,386.67

      (d) Class A                                             $ 1,666,666.67

          Class B                                             $    87,720.00

     13.  Class Available Subordinated Amount at the end of the Due Period

                                                                 As a Percentage
                                                                   of Class A
                                                  Total          Invested Amount
          Series 1996-4 Class B              $115,789,520.00         11.5790%

     14.  Total Available Credit Enhancement Amounts

                                                   Shared Amount     Class B Amount
          Maximum Amount                               $0.00         $63,157,920.00

          Available Amount                             $0.00         $63,157,920.00

          Amount of Drawings on Credit
           Enhancement for this Due Period             $0.00         $         0.00

     15.  Delinquency Summary

          End of Due Period Master Trust Receivables
          Outstanding                                         $20,416,422,482.04

                                    Delinquent Amount       Percentage of Ending
          Payment Status              Ending Balance       Receivables Outstanding
          30-59 days                 $554,513,215.19                2.72%

          60-179 days                $932,105,840.72                4.57%

                                     U.S. BANK NATIONAL ASSOCIATION
                                     as Trustee

                                     BY: ____________________________
                                                Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1996-4 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of April 30, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-4 Master Trust Certificates for the Distribution Date occurring on June 15, 1998:

1.      Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.      The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.      The aggregate amount of Collections processed during the related Due
        Period is equal to                                     $2,802,962,970.21

4.      The aggregate amount of Class A Principal Collections processed during
        the related Due Period is equal to                       $122,400,108.11

5.      The aggregate amount of Class A Finance Charge Collections processed
        during the related Due Period is equal to                 $16,907,151.51

6a. The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during the related Due Period is
        equal to                                                           $0.00

6b.     The aggregate amount of Class A Additional Funds for this Distribution
        date is equal to                                                   $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

        (a)  with respect to the Class A Required Amount Shortfall is
             equal to                                                      $0.00

        (b)  with respect to the Class A Cumulative Investor Charged-Of Amount
             is equal to                                                   $0.00

        (c)  with respect to the Class A Investor Interest is equal to     $0.00

8.      The sum of all amounts payable to the Class A Certificateholders on the
        current Distribution Date is equal to                      $5,193,576.39

9.      The aggregate amount of Class B Principal Collections processed during
        the related Due Period is equal to                         $6,403,224.97

10.     The aggregate amount of Class B Finance Charge Collections processed
        during the related Due Period is equal to                    $884,478.75

11a. The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during the related Due Period is
        equal to                                                           $0.00

11b.    The aggregate amount of Class B Additional Funds for this Distribution
        date is equal to                                                   $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

        (a)  with respect to the Class B Required Amount Shortfall is
             equal to                                                      $0.00

        (b)  with respect to the Class B Cumulative Investor Charged-Off
             Amount is equal to                                            $0.00

        (c)  with respect to the Class B Investor Interest is equal to     $0.00

13.     The sum of all amounts payable to the Class B Certificateholders on the
        current Distribution Date is equal to                        $281,279.66

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 1998.

                               GREENWOOD TRUST COMPANY
                                  as Master Servicer

                               By:_______________________________________
                                  Vice President, Director of Accounting,
                                  and Treasurer